Exhibit 21



                         SUBSIDIARIES OF THE REGISTRANT


PARENT
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Parke Bancorp, Inc.

                                            STATE OR OTHER
                                            JURISDICTION OF       PERCENTAGE
SUBSIDIARIES                                INCORPORATION         OWNERSHIP
------------                                -------------         ---------

Parke Bank                                  New Jersey               100%
Parke Capital Trust I                       Deleware                 100%
Parke Capital Trust II                      Delaware                 100%


SUBSIDIARIES OF PARKE BANK
--------------------------

Parke Capital Markets                       New Jersey
Farm Folly LLC                              New Jersey               100%